Exhibit 10.1

The Princeton Review, Inc.

111 Speen Street, Suite 550

Framingham, MA 01701

March 31, 2010

William M. Ojile, Jr., Esq.

Senior Vice President - Chief Legal & Compliance Officer

Alta Colleges, Inc.

2000 S. Colorado Blvd., Suite 2-800

Denver, CO 80222

Re:	Additional Consideration from The Princeton Review

Dear Bill:

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 21, 2008, made by and among The Princeton Review, Inc., a Delaware corporation (“Buyer”), TPR/TSI Merger Company, Inc., a Colorado corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), Alta Colleges, Inc., a Delaware corporation (“Parent”) and Test Services, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

The purpose of this letter agreement (the “Letter Agreement”) is to set forth the agreement of the signatories hereto with respect to the payment of $9,942,663 owed to Parent by Buyer as the Additional Consideration under the Merger Agreement.

Section 1.9 of the Merger Agreement provides that Buyer may pay the Additional Consideration in shares of Buyer Common Stock or cash by April 13, 2010, provided that Buyer is not obligated to issue more than 1,437,000 shares of Buyer Common Stock as Additional Consideration. Notwithstanding the foregoing, the signatories to this Letter Agreement have agreed that, subject to “Stockholder Approval” (as defined below), Buyer shall issue the full value of the Additional Consideration in shares of Buyer Common Stock. However, pursuant to the Marketplace Rules of the NASDAQ Stock Market, Buyer must obtain stockholder approval (“Stockholder Approval”) prior to issuing any Additional Consideration in shares of Buyer Common Stock in excess of 1,437,000 shares. Buyer currently intends to seek such Stockholder Approval at its annual meeting of stockholders currently contemplated to be held on June 22, 2010.

The signatories to this Letter Agreement acknowledge and agree (i) that Buyer shall issue, in partial satisfaction of its obligation to pay the Additional Consideration under the Merger Agreement, 1,437,000 shares of Buyer Common Stock to Parent on March 31, 2010 (which have a value calculated in accordance with the Merger Agreement of $5,589,930) and (ii) that Buyer may delay until June 30, 2010 its election to pay the balance of the Additional Consideration (which equals $4,352,733) (the “Remaining Additional Consideration”) in shares of Buyer Common Stock (subject to Stockholder Approval). Consequently, the Buyer is not obligated to pay the Remaining Additional Consideration until June 30, 2010. Such shares shall be valued on the basis of the Average Share Price for the ten (10) Trading Days ending four (4) Trading Days prior to June 30, 2010.

Notwithstanding the provisions of the prior two paragraphs, in no event shall the Buyer be obligated to issue shares of Buyer Common Stock for the Remaining Additional Consideration if the Average Share Price is less than $3.00. In such event (or in the event that the Buyer does not obtain Stockholder Approval), then Buyer and Parent shall meet within three days following Buyer’s 2010 annual meeting of stockholders to discuss a mutually satisfactory resolution with respect to the Remaining Additional Consideration.

Notwithstanding all references in this Letter Agreement to June 30, 2010 and actions that must be taken by that date, if Buyer’s 2010 annual meeting of stockholders is delayed to a date later than June 30, 2010 as a result of the Securities and Exchange Commission’s review of Buyer’s proxy statement, then the June 30, 2010 deadline shall be deemed extended to the date that is three (3) Trading Days after the date of the Buyer’s 2010 annual meeting of stockholders, but in no event later than July 31, 2010.

Except as modified by the terms of this Letter Agreement, the terms of the Merger Agreement shall remain in full force and effect. If you are in agreement with the terms contained in this Letter Agreement, please execute this Letter Agreement in the space provided below.

Very truly yours,
THE PRINCETON REVIEW, INC.

By:	/s/ Stephen C. Richards
Name:	Stephen C. Richards
Title:	COO/CFO

Accepted and Agreed by:
ALTA COLLEGES, INC.

By:	/s/ Norman Blome
Name:	Norman Blome
Title:	Sr. V.P. M&A and Student Finance